GAIN Capital Announces Monthly Metrics for February 2015

Bedminster, New Jersey (March 10, 2015) - GAIN Capital Holdings, Inc. (NYSE: GCAP, “GAIN” or “the Company”) today reported certain operating metrics for the month of February 2015.

Retail metrics

•	Retail OTC trading volume[1] of $223.0 billion, a decrease of 20.2% from January 2015, and an increase of 30.3% from February 2014.

•	Average daily retail OTC trading volume of $11.2 billion, a decrease of 16.3% from January 2015 and an increase of 30.3% from February 2014.

•	Active retail OTC accounts[2] of 97,167 an increase of 1.1% from January 2015 and a decrease of 0.4% from February 2014.

•	Futures contracts of 709,563, a decrease of 4.5% from January 2015 and an increase of 47.4% from February 2014.

•	Average daily futures contracts of 35,478 an increase of 0.3% from January 2015 and an increase of 47.4% from January 2014.

•	Total funded accounts[3] of 136,728, an increase of 1.0% from January 2015 and an increase of 5.9% from January 2014.

Institutional metrics

•	Total institutional trading volume[4] of $349.2 billion, a decrease of 22.6% from January 2015 and a decrease of 15.7% from February 2014.

•	Average daily institutional volume of $17.5 billion, a decrease of 18.7% from January 2015 and a decrease of 15.7% from February 2014.

•	GTX trading volume[5] of $327.9 billion, a decrease of 20.4% from January 2015 and a decrease of 11.6% from February 2014.

•	Average daily GTX volume of $16.4 billion, a decrease of 16.4% from January 2015, and a decrease of 11.6% from February 2014.

Historical metrics and financial information can be found on the Company’s investor relations website at http://ir.gaincapital.com.

1 U.S. dollar equivalent of notional amounts traded
2 Retail OTC accounts that executed a transaction during the last 12 months
3 Retail accounts that maintained a cash balance
4 U.S. dollar equivalent of notional amounts traded
5 U.S. dollar equivalent of notional amounts traded

This operating data is preliminary and subject to revision and should not be taken as an indication of GAIN’s financial performance. GAIN undertakes no obligation to publicly update or review previously reported operating data.

About GAIN Capital

GAIN Capital Holdings, Inc. (NYSE: GCAP) provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Hugh Collins and Lynn Morgen
MBS Value Partners
+1 212.750.5800
gain@mbsvalue.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future.  The forward-looking statements contained in this earnings release include, without limitation, statements relating to GAIN Capital's expectations regarding the opportunities and strengths of the combined company created by the combination of GAIN and City Index, anticipated cost and revenue synergies as well as expected growth in financial and operating metrics, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. A variety of important factors could cause results to differ materially from such statements. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, including the successful integration of City Index, our ability to effectively compete in the OTC products and futures industries, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this earnings release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.